UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 13, 2006

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip Code)

Registrant’s telephone number, including area code:

(503) 813-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On February 13, 2006, the Idaho Public Utilities Commission (the “Idaho Commission”) issued an order approving the acquisition of PacifiCorp by MidAmerican Energy Holdings Company (“MidAmerican”). The Idaho Commission’s order adopts and incorporates a stipulation entered into in December 2005 by PacifiCorp, MidAmerican, the Idaho Public Utilities Commission Staff, the Community Action Partnership Association of Idaho, the Idaho Irrigation Pumpers Association, J.R. Simplot Company, and Monsanto Company. The stipulation contains a number of commitments by PacifiCorp and, in some instances, MidAmerican upon which the Idaho Commission has conditioned its approval of PacifiCorp’s sale.

Consistent with the approval of PacifiCorp’s sale by the Public Service Commission of Utah (the “Utah Commission”), which was described in PacifiCorp’s Current Report on Form 8-K dated January 27, 2006 (the “Utah Order 8-K”), the commitments adopted by the Idaho Commission consist of commitments applicable to all the states where PacifiCorp serves retail customers and certain commitments applicable only to the activities and operations of PacifiCorp within Idaho. The Idaho Commission’s order is based generally on the same commitments approved by Utah Commission (and disclosed in Utah Order 8-K), with the exception of state-specific commitments and certain additional commitments not originally proposed in Utah. These additional commitments in the Idaho order, which PacifiCorp and MidAmerican have proposed or agreed to propose formally in all states where PacifiCorp’s sale must be approved include:

•

Proposed credits that will reduce retail rates generally through 2010 to the extent that PacifiCorp does not achieve identified cost reductions or demonstrate mitigation of certain risks to customers; if the rate credits are adopted by all six states required to approve PacifiCorp’s sale, their maximum potential value is $142.5 million; and

•

A commitment that, following the sale and through December 31, 2008, PacifiCorp will not make any dividends to MidAmerican or its affiliates that will reduce PacifiCorp’s common equity capital below 48.25% of PacifiCorp’s total capitalization without prior commission approval; after 2008, the required minimum level of common equity declines annually to 44.0% after December 31, 2011.

While the Idaho Commission approved PacifiCorp’s sale to MidAmerican based on the commitments described above, it reserved the right to add commitments included in settlements reached or final orders issued in other states where approval of the acquisition is required.

The summary of the Idaho Commission’s order approving the acquisition of PacifiCorp by MidAmerican is qualified in its entirety by reference to the terms of such order and commitments, which are included as an exhibit hereto and incorporated by reference herein.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

10. Order of Idaho Public Utilities Commission Approving Acquisition of PacifiCorp by MidAmerican Energy Holdings Company dated February 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)

By:	/s/ Andrew P. Haller

Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary

Date:  February 17, 2006